UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 South River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

Amendment to Credit Facility.  Effective November 17, 2010, Schawk, Inc. (the “Company”) entered into Amendment No. 1 (the “Credit Facility Amendment”) to its Amended and Restated Credit Agreement, dated as of January 12, 2010, among the Company, certain subsidiary borrowers of the Company, the financial institutions party thereto as lenders and JPMorgan Chase Bank, N.A., on behalf of itself and the other lenders as agent.  Pursuant to the Credit Facility Amendment, the amount of restricted payments, including dividends and stock repurchases, permitted to be made by the Company per year (the “Annual Restricted Payments”) was increased from $5 million per fiscal year to an amount not to exceed $14 million for the period beginning January 1, 2011 through the credit facility’s termination date (July 12, 2012), provided that any such restricted payments may not exceed $10 million in the aggregate for any four consecutive fiscal quarters during the aforementioned period.  In addition to the Annual Restricted Payments, the Credit Facility Amendment provides that the Company may make one or more additional restricted payments (the “Special Restricted Payments”) on or before December 31, 2011 that in the aggregate amount do not exceed $13 million.  The Credit Facility Amendment also decreased the Company’s maximum cash flow leverage ratio for periods ending on and after December 31, 2010.

Amendments to Note Purchase Agreements. Concurrently with its entry into the Credit Facility Amendment, effective November 17, 2010 the Company entered into the Third Amendment to Note Purchase and Private Shelf Agreement, dated as of January 28, 2005, with the noteholders party thereto (the “Prudential Note Amendment”) and the Fourth Amendment to Note Purchase Agreement, dated as of December 23, 2003, with the noteholders party thereto (the “Mass Mutual Note Amendment” and together with the Prudential Note Amendment, the “Note Purchase Agreement Amendments”) in order to reflect provisions similar to those provided for in the Credit Facility Amendment described above.

The foregoing summaries of the principal provisions of the Credit Facility Amendment and the Note Purchase Agreement Amendments do not purport to be complete and are qualified in their entirety by reference to the Credit Facility Amendment, the Prudential Note Amendment and the Mass Mutual Note Amendment, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 8.01—Other Events.

On November 18, 2010, the Company announced that its Board of Directors increased the Company’s quarterly dividend and reinstated its stock repurchase program.  A copy of the press release regarding the Company’s announcement is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01—Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1—Amendment No. 1 to Amended and Restated Credit Agreement

Exhibit 10.2—Third Amendment to Note Purchase and Private Shelf Agreement

Exhibit 10.3—Fourth Amendment to Note Purchase Agreement

Exhibit 99.1—Press release dated November 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010	SCHAWK, INC. By: /s/Timothy J. Cunningham Timothy J. Cunningham Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
10.1	Amendment No. 1 to Amended and Restated Credit Agreement
10.2	Third Amendment to Note Purchase and Private Shelf Agreement
10.3	Fourth Amendment to Note Purchase Agreement
99.1	Exhibit 99.1—Press release dated November 18, 2010